SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 31, 2005

Fidelis Energy, Inc.
(Formerly known as Eagle Star Energy Group, Inc.)
A Nevada corporation

Commission File No. 0000-33499

16-1599721 (I.R.S. Employer Identification Number)

2980 N. Swan Rd., Suite 207, Tucson, AZ 85712
(Address of principal executive offices)

Registrant's telephone number, including area code:
(520)319-6100























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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Daniel Hodges and Robert D. Hadley have resigned from there positions as Directors of the Company effective May 31, 2005. Additionally, Mr. Hodges has resigned from his position as President of the Company.

(c) Effective May 31, 2005, Mr. William Marshall has been appointed to the position of President of the Company and has joined the Board of Directors as its new Chairman.

Mr. Marshall is a financial consultant with over 15 years of venture capital experience in private and public companies. With an extensive history in natural resource markets, Mr. Marshall brings a wealth of experience to Fidelis in the form of financings, corporate filings, management, and company structure from his duties with several public companies. He has served on five public company boards as a director, with duties ranging from Chairman and President, to Chief Executive Officer and Corporate Secretary.










SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Signature and Title                    Date

                                       May 31, 2005
/s/ William Marshall
--------------------------------------
William Marshall
President & Chairman of the Board